UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2007

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190 Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On March 5, 2007, the Special Committee of the Board of Directors of Universal American Financial Corp. (“Universal American”) announced that it has rejected the management-led proposal to acquire all outstanding shares of Universal American common stock at $18.15 per share (the “Proposal”) as inadequate and not in the best interests of Universal American and its stockholders.  The Special Committee reached its conclusion after careful consideration, including a thorough review of Universal American’s business and prospects with its independent financial advisor, Citigroup Global Markets, and its independent legal advisor, Willkie Farr & Gallagher LLP.  Although the Special Committee has rejected the Proposal, it remains in place and, together with its advisors, will be prepared to consider any other proposal that the management-led group or Universal American’s Board may present to it for its consideration.

The Board of Directors of Universal American had received the Proposal from members of management led by Richard A. Barasch, Universal American’s Chairman and Chief Executive Officer, and private equity firms Capital Z Partners, Ltd., Lee Equity Partners, LLC, Perry Capital, LLC and Welsh, Carson, Anderson & Stowe X, L.P. on October 25, 2006.

A copy of the press release announcing rejection of the Proposal is attached as Exhibit 99.1 to this Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release dated March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

	By:	/s/ Lisa M. Spivack
Lisa M. Spivack
Senior Vice President and
General Counsel

Date: March 5, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press Release dated March 5, 2007